Exhibit 32.1
THE ADVISORY BOARD COMPANY
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
Each of the undersigned hereby certifies, in his capacity as an officer of The Advisory Board Company (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)	The Annual Report on Form 10-K of the Company for the period ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Frank J. Williams
Frank J. Williams
Chairman and Chief Executive Officer
May 30, 2008
/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer and Treasurer
May 30, 2008